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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                       Statement of Eligibility Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee


                     U. S. BANK TRUST NATIONAL ASSOCIATION
                               FORMERLY KNOWN AS
                        FIRST TRUST NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

         United States                                   41-0257700
    (State of Incorporation)                          (I.R.S. Employer
                                                     Identification No.)

         U. S. Bank Trust Cener
         180 East Fifth Street
         St. Paul, Minnesota                                  55101
(Address of Principal Executive Offices)                    (Zip Code)



                                   VERIO INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                        84-1339720
   (State of Incorporation)                            (I.R.S. Employer
                                                      Identification No.)



         8005 South Chester Street, Suite 200
         Englewood Colorado                                     80112
 (Address of Principal Executive Offices)                     (Zip Code)


                         10 3/8% SENIOR NOTES DUE 2005
                         13 1/2% SENIOR NOTES DUE 2004
                      (Title of the Indenture Securities)
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                                    GENERAL

1.    General Information   Furnish the following information as to the
      Trustee.

      (a) Name and address of each examining or supervising authority to which it is subject.
                Comptroller of the Currency
                Washington, D.C.

      (b)    Whether it is authorized to exercise corporate trust powers.
                Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.
                None

      See Note following Item 16.

      Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification.

      1.     Copy of Articles of Association.*

      2.     Copy of Certificate of Authority to Commence Business.*

      3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).*

      4.     Copy of existing By-Laws.*

      5.     Copy of each Indenture referred to in Item 4.  N/A.

      6. The consents of the Trustee required by Section 321(b) of the act.

      7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority is incorporated by reference to Registration Number 333-42147.

      * Incorporated by reference to Registration Number 22-27000.
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                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U. S. Bank Trust National Association f/k/a First Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 8th day of April, 1998.


                                        U. S. BANK TRUST NATIONAL ASSOCIATION
                                        f/k/a FIRST TRUST NATIONAL ASSOCIATION


                                         /s/ RICHARD H. POKOSCH
                                        --------------------------------------
                                        Richard H. Pokosch
                                        Assistant Vice President



/s/ KATHE M. BARRETT
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Kathe M. Barrett
Assistant Secretary